Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FIRST QUARTER RESULTS
Malvern, PA, April 26, 2010 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.26 per share for the quarter ended March 31, 2010, compared to $0.28 per share (diluted) for the quarter ended March 31, 2009.
Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2010 was $0.64 per share, compared to $0.72 per share for the first quarter of 2009. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the first quarter include termination fees of $1.8 million, and $1.7 million of additional compensation expense due to the accelerated vesting of long-term incentive compensation due to the years of service and ages of certain employees.
“Liberty continues to perform well in a market which is poised for recovery but at the moment is still bouncing along the bottom,” said Bill Hankowsky, chairman and chief executive officer. “Occupancy decreased slightly as expected, but rental rates declines have moderated, and fundamental indicators of future growth such as prospect activity, are positive. With a strong balance sheet, access to capital, and anticipated increases in portfolio occupancy, we are in an excellent position to take advantage of growth opportunities as the economic recovers.”
Portfolio Performance
Leasing: At March 31, 2010 Liberty’s in-service portfolio of 78.2 million square feet was 88.2% occupied, compared to 89.2% at the end of last year. During the quarter, Liberty completed lease transactions totaling 3.9 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 2.3% on a cash basis and decreased by 3.6% on a straight line basis for the first quarter of 2010 compared to the same quarter in 2009.
Real Estate Investments
Development: During the first quarter, Liberty brought into service one development property totaling 95,000 square feet for a total investment of $24.8 million. This property is 100% occupied at a current yield of 11.7%. No development projects were commenced during the quarter.
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Liberty Property Trust
First Quarter 2010 Earnings
As of March 31, 2010, Liberty had 926,000 square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $218.3 million, with an expected yield of 5.5%. The properties were 38.2% leased at March 31.
Acquisitions: Liberty acquired no properties during the quarter.
Dispositions: During the quarter, Liberty sold two operating properties, containing 78,000 square feet, for $6.4 million.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 78 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 27, 2010, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 67698186. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
March 31, 2010
(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2010	March 31, 2009
	(Unaudited)
Operating Revenue
Rental	$130,282	$127,902
Operating expense reimbursement	58,905	57,400

Total operating revenue	189,187	185,302

Operating Expenses
Rental property	40,664	38,500
Real estate taxes	22,551	21,817
General and administrative	14,874	15,556
Depreciation and amortization	43,006	42,638

Total operating expenses	121,095	118,511

Operating Income	68,092	66,791

Other Income/Expense
Interest and other	2,793	3,095
Debt extinguishment gain	—	529
Interest	(38,637)	(37,201)

Total other income/expense	(35,844)	(33,577)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	32,248	33,214
Gain (loss) on property dispositions	768	(294)
Income taxes	(452)	(217)
Equity in earnings of unconsolidated joint ventures	394	417

Income from continuing operations	32,958	33,120
Discontinued operations (including net gain on property dispositions of $2,862 and $199 for the quarters ended March 31, 2010 and 2009)	2,864	722

Net Income	35,822	33,842
Noncontrolling interest — operating partnerships	(6,283)	(6,317)
Noncontrolling interest — consolidated joint ventures	12	364

Net Income available to common shareholders	$29,551	$27,889

Basic income per common share
Continuing operations	$0.24	$0.27

Discontinued operations	$0.02	$0.01

Total basic income per common share	$0.26	$0.28

Diluted income per common share
Continuing operations	$0.24	$0.27

Discontinued operations	$0.02	$0.01

Total diluted income per common share	$0.26	$0.28

Weighted average shares
Basic	112,341	100,681

Diluted	112,955	100,960

Amounts attributable to common shareholders
Income from continuing operations	$26,784	$27,194
Discontinued operations	2,767	695

Net income	$29,551	$27,889

Liberty Property Trust
Statement of Funds From Operations
March 31, 2010
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2010		March 31, 2009
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$29,551	$0.26	$27,889	$0.28

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,059		3,990
Depreciation and amortization	42,449		43,022
Gain on property dispositions	(2,664)		(308)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,478)		(1,737)

Funds from operations available to common shareholders — basic	$71,917	$0.64	$72,856	$0.72

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$29,551	$0.26	$27,889	$0.28

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,059		3,990
Depreciation and amortizaton	42,449		43,022
Gain on property dispositions	(2,664)		(308)
Noncontrolling interest excluding preferred unit distributions	1,030		1,064

Funds from operations available to common shareholders — diluted	$74,425	$0.64	$75,657	$0.72

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	112,341		100,681
Dilutive shares for long term compensation plans	614		279

Diluted shares for net income calculations	112,955		100,960
Weighted average common units	3,961		4,021

Diluted shares for funds from operations calculations	116,916		104,981

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
March 31, 2010
(In thousands, except share amounts)

	March 31, 2010	December 31, 2009
	unaudited
Assets
Real estate:
Land and land improvements	$849,403	$850,559
Building and improvements	4,318,266	4,289,932
Less: accumulated depreciation	(1,005,744)	(973,624)

Operating real estate	4,161,925	4,166,867

Development in progress	46,961	66,714
Land held for development	216,307	218,633

Net real estate	4,425,193	4,452,214

Cash and cash equivalents	141,535	237,446
Restricted cash	38,118	42,232
Accounts receivable	8,890	6,057
Deferred rent receivable	99,196	95,527
Deferred financing and leasing costs, net of accumulated amortization (2010, $141,257; 2009, $133,429)	130,969	134,309
Investment in unconsolidated joint ventures	173,944	175,584
Prepaid expenses and other assets	61,529	85,574

Total assets	$5,079,374	$5,228,943

Liabilities
Mortgage loans	$472,681	$473,993
Unsecured notes	1,842,882	1,842,882
Credit facility	35,000	140,000
Accounts payable	31,560	31,195
Accrued interest	27,721	31,251
Dividend and distributions payable	55,573	55,402
Other liabilities	151,886	171,051

Total liabilities	2,617,303	2,745,774

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 114,302,885 (includes 1,249,909 in treasury) and 113,875,211 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	114	114
Additional paid-in capital	2,519,618	2,509,704
Accumulated other comprehensive (loss) income	(2,135)	2,339
Distributions in excess of net income	(362,059)	(337,911)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2010 and December 31, 2009	(51,951)	(51,951)

Total shareholders’ equity	2,103,587	2,122,295

Noncontrolling interest — operating partnership 3,943,224 and 4,011,354 common units outstanding as of March 31, 2010 and December 31, 2009, respectively	69,916	72,294
9,740,000 preferred units outstanding as of March 31, 2010 and December 31, 2009	287,959	287,959
Noncontrolling interest — consolidated joint ventures	609	621

Total equity	2,462,071	2,483,169

Total liabilities & equity	$5,079,374	$5,228,943